UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): April 19, 2004

ADVANCED VIRAL RESEARCH CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-2262-A	59-2646820

(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

200 Corporate Boulevard South, Yonkers, New York 10701 (914) 376-7383

(Address and telephone number of Registrant’s principal executive offices)

(Registrant’s former name and address)

ITEM 5. OTHER EVENTS

     Alan Gallantar resigned as the Chief Financial Officer and Treasurer of Advanced Viral Research Corp. (the “Company”), effective April 19, 2004. On April 19, 2004, the Company appointed Martin Bookman as acting Chief Financial Officer and Treasurer. A copy of the press release regarding these events is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Advanced Viral Research Corp. dated April 20, 2004, reporting the resignation of its Chief Financial Officer and the appointment of an acting chief financial officer.

ITEM 9. REGULATION FD DISCLOSURE

     The press release issued by the Company and attached hereto as Exhibit 99.1 is incorporated by reference into this Item 9. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VIRAL RESEARCH CORP. (Registrant)
Date: April 20, 2004	By:	/s/ Elma Hawkins
Elma Hawkins, Chief Executive Officer

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